Exhibit 99.2

Apple Inc.

Q4 2013 Unaudited Summary Data

(Units in thousands, Revenue in millions)

	Q4’13		Q3’13		Q4’12		Sequential Change		Year/Year Change
		Revenue		Revenue		Revenue		Revenue		Revenue
Operating Segments
Americas		$13,941		$14,405		$13,810		- 3%		1%
Europe		8,005		7,614		8,023		5%		0%
Greater China (a)		5,733		4,641		5,427		24%		6%
Japan		3,341		2,543		2,367		31%		41%
Rest of Asia Pacific		1,980		2,046		2,110		- 3%		- 6%
Retail		4,472		4,074		4,229		10%		6%

Total Apple		$37,472		$35,323		$35,966		6%		4%

	Q4’13		Q3’13		Q4’12		Sequential Change		Year/Year Change
	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue
Product Summary
iPhone (b)	33,797	$19,510	31,241	$18,154	26,910	$16,645	8%	7%	26%	17%
iPad (b)	14,079	6,186	14,617	6,374	14,036	7,133	- 4%	- 3%	0%	- 13%
Mac (b)	4,574	5,624	3,754	4,893	4,923	6,617	22%	15%	- 7%	- 15%
iPod (b)	3,498	573	4,569	733	5,344	820	- 23%	- 22%	- 35%	- 30%
iTunes/Software/Services (c)		4,260		3,990		3,496		7%		22%
Accessories (d)		1,319		1,179		1,255		12%		5%

Total Apple		$37,472		$35,323		$35,966		6%		4%

(a)	Greater China includes China, Hong Kong and Taiwan.

(b)	Includes deferrals and amortization of related non-software services and software upgrade rights.

(c)	Includes revenue from sales on the iTunes Store, the App Store, the Mac App Store, and the iBooks Store, and revenue from sales of AppleCare, licensing and other services.

(d)	Includes sales of hardware peripherals and Apple-branded and third-party accessories for iPhone, iPad, Mac and iPod.